ASSIGNMENT AND ASSUMPTION

OF

CONTRACTS

This ASSIGNMENT AND ASSUMPTION OF CONTRACTS ("Assignment Agreement") is executed and delivered as of the date set forth below, by BIOETHICS, LTD., a Nevada corporation ("Assignor"), to FIRST FEDERAL MANAGEMENT GROUP, INC., a Utah corporation (“Assignee”).

W I T N E S S E T H:

WHEREAS, Assignor and Assignee, entered into that certain Mutual Rescission and Release Agreement (the "Rescission Agreement") dated February ___, 2020, with respect to the following (collectively, the “Assigned Contracts”):

(i)That certain Real Estate Purchase Contract for Land, having an Offer Reference Date of August 14, 2019, between Assignor, as Buyer, and D. LaVell Cummings, as Seller, pertaining to the purchase and sale of approximately 160 acres of land (Parcel No. 59-019-004 and 59-019-005) for Two Million Four Hundred Thousand and 00/100 Dollars ($2,400,000.00);

(ii)that certain Agreement Regarding Assignment and Assumption of Real Estate Contract, by and between Atlanta Income & Asset Group, Inc. and Green Haven Homes, LLC, dated May 30, 2019;

(iii)that certain Promissory Note, made by J. Simmons in favor of Atlanta Income & Asset Group, Inc.; and

(iv)that certain Promissory Note and Deed of Trust executed by Green Haven Homes, LLC in connection with the sale of the real property located Nibley, Utah, pursuant to that certain Real Estate Purchase and Sale Agreement, by and between Atlanta Income & Asset Group, Inc. and Green Haven, dated May 28, 2019, as amended prior to the date hereof.

WHEREAS, pursuant to the terms of the Rescission Agreement, Assignor desires to grant, convey, bargain, transfer, assign, set over and deliver to Assignee the Assigned Contracts and the Assignee desires to assume the same.

NOW, THEREFORE, for and in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, the parties agree as follows:

1.Transfer.  Assignor by these presents does hereby GRANT, CONVEY, BARGAIN, SELL, TRANSFER, ASSIGN, SET-OVER and DELIVER unto Assignee, all of Assignor's rights, titles, interests and privileges in and to the Assigned Contracts.

.

2.Assumption.  By acceptance hereof Assignee agrees to assume and become obligated to keep, fulfill, observe, perform and discharge each and every covenant, duty, debt and obligation that may accrue and become performable, from and after the date hereof by Assignor under the terms, provisions and conditions of the Assigned Contracts.

3.Miscellaneous.  Assignor and Assignee hereby agree that:

(a)This Assignment Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same instrument.

(b)In the event of any litigation arising out of this Assignment Agreement, the losing party in any final non-appealable judgment shall pay the prevailing party's costs and expenses of such litigation, including, without limitation, reasonable attorneys' fees.

(c)This Assignment Agreement shall be governed by and construed in accordance with the laws of the State of Utah.

(d)Assignor and Assignee agree that this Assignment Agreement and the provisions herein contained shall be binding upon and inure to the benefit of Assignee and Assignor and their respective successors and assigns.

EXECUTED as of February 24, 2020.

[Signatures appear on the next page.]

BIOETHICS, LTD.

/s/ Mark Scharmann_________________________________

Signature

Mark Scharmann

Printed Name

President and CEO__________________________________

Title

February 22, 2020

Date signed

FIRST FEDERAL MANAGEMENT GROUP, INC.

/s/ J Simmons_________________________________

Signature

J Simmons

Printed Name

Chairman __________________________________

Title

February 21, 2020

Date signed